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                                                                    EXHIBIT 12.1

NORTEK HOLDINGS, INC.
RATIO OF EARNINGS TO FIXED CHARGES

                                                                            ACTUAL
                                                 ------------------------------------------------------------
                                                   YEAR ENDED DECEMBER 31,    PERIOD FROM      PERIOD FROM
                                                 -------------------------  JAN. 1, 2003 TO  JAN. 10, 2003 TO
                                                 2000       2001      2002   JAN. 9, 2003      DEC. 31, 2003
                                                 ----       ----     -----  ---------------  ----------------
                                                                 (IN MILLIONS EXCEPT RATIOS)
EARNINGS:
Earnings (loss) from continuing operations       60.0       33.8      44.2     (60.9)              62.1
Provision (benefit) for income taxes             40.0       28.3      29.8     (21.8)              41.4
                                                -----      -----     -----    ------             ------
     "Earnings"                                 100.0       62.1      74.0     (82.7)             103.5
                                                -----      -----     -----    ------             ------

FIXED CHARGES:
  Interest expense including amortization
      of debt expense and discount               47.6       51.7      52.4       1.0               57.4
  Interest portion of rental expense              3.8        4.4       4.6       0.1                4.9
                                                -----      -----     -----    ------             ------
     "Fixed Charges"                             51.4       56.1      57.0       1.1               62.3
                                                -----      -----     -----    ------             ------

Earnings Available for Fixed Charges            151.4      118.2     131.0     (81.6)(1)          165.8
                                                -----      -----     -----    ------             ------

Ratio of Earnings to Fixed Charges                2.9        2.1       2.3                          2.7
                                                -----      -----     -----                       ------
                                                --------------------------------
                                                  PERIOD FROM      PERIOD FROM
                                                JAN. 1, 2004 TO  AUG 28, 2004 TO
                                                 AUG 27, 2004     DEC 31, 2004
                                                ---------------  ---------------
                                                  (IN MILLIONS EXCEPT RATIOS)
EARNINGS:
Earnings (loss) from continuing operations          (111.3)          (3.6)
Provision (benefit) for income taxes                 (41.4)           3.5
                                                   -------          -----
     "Earnings"                                     (152.7)          (0.1)
                                                   -------          -----

FIXED CHARGES:
  Interest expense including amortization
      of debt expense and discount                    56.1           42.5

  Interest portion of rental expense                   3.7            2.0
                                                   -------          -----
     "Fixed Charges"                                  59.8           44.5
                                                   -------          -----

Earnings Available for Fixed Charges                 (92.9)(1)       44.4(1)
                                                   -------          -----

Ratio of Earnings to Fixed Charges

                                                                ACTUAL                                          PRO FORMA
                                                  ----------------------------------         PRO FORMA        --------------
                                                   THREE MONTHS        THREE MONTHS        -------------       THREE MONTHS
                                                      ENDED                ENDED            YEAR ENDED            ENDED
                                                  APRIL 3, 2004        APRIL 2, 2005       DEC. 31, 2004      APRIL 2, 2005
                                                  -------------        -------------       -------------      --------------
                                                                         (IN MILLIONS EXCEPT RATIOS)
EARNINGS:
Earnings (loss) from continuing operations             3.0                  2.3                15.1                5.5
Provision (benefit) for income taxes                   2.1                  1.7                18.2                3.4
                                                     -----                -----               -----               ----
     "Earnings"                                        5.1                  4.0                33.3                8.9
                                                     -----                -----               -----               ----

FIXED CHARGES:
  Interest expense including amortization
      of debt expense and discount                    25.6                 37.2               128.3               32.6
  Interest portion of rental expense                   1.4                  1.2                 5.7                1.2
                                                     -----                -----               -----               ----
     "Fixed Charges"                                  27.0                 38.4               134.0               33.8
                                                     -----                -----               -----               ----

Earnings Available for Fixed Charges                  32.1                 42.4               167.3               42.7
                                                     -----                -----               -----               ----

Ratio of Earnings to Fixed Charges                     1.2                  1.1                 1.2                1.3
                                                     -----                -----               -----               ----

(1) EARNINGS WERE INSUFFICIENT TO COVER FIXED CHARGES BY APPROXIMATELY $82.7 MILLION, $152.7 MILLION AND $0.1 MILLION FOR THE PERIODS FROM JANUARY 1, 2003 TO JANUARY 9, 2003, FROM JANUARY 1, 2004 TO AUGUST 27, 2004 AND FROM AUGUST 28, 2004 TO DECEMBER 31, 2004, RESPECTIVELY.